Exhibit 10.1

NORTH CAROLINA OFFICE OF THE COMMISSIONER OF BANKS RALEIGH, NORTH CAROLINA DOCKET NUMBER 10:294:B
In the Matter of: THE BANK OF ASHEVILLE ASHEVILLE, NORTH CAROLINA	) ) ) ) ) ) )	STIPULATION TO THE ISSUANCE OF A CONSENT ORDER

Subject to the acceptance of this STIPULATION TO THE ISSUANCE OF A CONSENT ORDER (“STIPULATION”) by the North Carolina Commissioner of Banks (“Commissioner”), it is hereby stipulated and agreed by and between a representative of the Commissioner and The Bank of Asheville, Asheville, North Carolina (“Bank”), through its Board of Directors as follows:
1.           The Bank has been advised of its right to receive a written Notice of Hearing (“Notice”) detailing the unsafe or unsound banking practices and violations of law and/or regulation relating to weaknesses in asset quality, capital, adequacy, earnings, management effectiveness, liquidity, and sensitivity to market risk, alleged to have been committed by the Bank.  The Bank has also been advised of its right to a hearing on the alleged charges under N.C. Gen. Stat. § 53-107.1(b) and Article 3A of Gen. Stat. Chapter 150B.  The Bank has waived those rights to formal notice and opportunity for hearing.
2.           The Bank, solely for the purpose of this proceeding and without admitting or denying any of the alleged charges of unsafe and unsound banking practices and any violations of law and/or regulations, hereby consents and agrees to the issuance of a Consent Order (“ORDER”) by the Commissioner in the form attached hereto.  The Bank further stipulates and agrees that such ORDER shall become effective immediately upon issuance by the Commissioner and shall be fully enforceable by the Commissioner pursuant to the provisions of N.C. Gen. Stat. § 53-107.1(d) and § 53-93 and other provisions of law, subject only to the conditions set forth in paragraph 3 of this STIPULATION.
3.           It is agreed that no action to enforce said ORDER will be taken by the Commissioner unless the Bank or any “institution-affiliated party,” as such term is defined in 12 U.S.C. § 1813(u), has violated or is about to violate any provision of the ORDER.
4.           The Bank hereby waives:
(a)           the receipt of a written Notice;
(b)           all defenses to the charges to be set forth in the Notice;
(c)	a hearing for the propose of taking evidence regarding the allegations to be set forth in the Notice;
(d)	the filing of Proposed Findings of Fact and Conclusions of Law;
(e)	a Recommended Decision by an Administrative Law Judge under Gen. Stat. 150B or other designated hearing officer under N.C. Gen. Stat. § 53-93;
(f)	exceptions and briefs with respect to such Recommended Decision; and
(g)	appeal of any such hearing and decision to the State Banking Commission or to the courts under N.C. Gen. Stat. § 53-92(d) or other applicable law.

Dated:           The 23rd day of September, 2010.

NORTH CAROLINA COMMISSIONER OF BANKS
BY:
/s/ Joseph A. Smith, Jr.
Joseph A. Smith, Jr.
Commissioner of Banks
State of North Carolina

THE BANK OF ASHEVILLE
ASHEVILLE, NORTH CAROLINA

BY:

/s/ Darryl J. Hart
Darryl J. Hart

/s/ David N. Wilcox
David N. Wilcox

/s/ Carol L. King
Carol L. King

/s/ W. Edward Anderson
W. Edward Anderson

/s/ M. David Cogburn, M.D.
M. David Cogburn, M.D.

/s/ Laura A. Webb
Laura A. Webb

/s/ Patricia P. Grimes
Patricia P. Grimes

/s/ Steven D. Cogburn
Steven D. Cogburn

/s/ Randall C. Hall
Randall C. Hall

The Board of Directors of The Bank of Asheville